EXHIBIT 10.1

EXECUTION VERSION

SUBSCRIPTION AND EXCHANGE AGREEMENT
BY AND AMONG
Comtech Telecommunications Corp.

AND
THE ENTITIES LISTED ON EXHIBIT B HERETO
Dated as of January 22, 2024

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EXHIBITS

Exhibit A Defined Terms	A-1

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SUBSCRIPTION AND EXCHANGE AGREEMENT

This SUBSCRIPTION AND EXCHANGE AGREEMENT dated as of January 22, 2024 (this “Agreement”), is by and among Comtech Telecommunications Corp., a Delaware corporation (the “Company”), and the entities that are listed on Exhibit B attached hereto (each, an “Investor” and collectively, the “Investors”). Capitalized terms used but not defined herein have the meanings assigned to them in Exhibit A attached hereto.

WHEREAS, the Company and certain of the Investors previously entered into that certain Subscription Agreement, dated as of October 18, 2021 (the “Subscription Agreement”), pursuant to which, on the terms and subject to the conditions set forth therein, the Company issued and sold to certain of the Investors, and certain of the Investors purchased from the Company, 100,000 shares of Series A Preferred Stock;

WHEREAS, the Company and certain of the Investors previously entered into that certain Exchange Agreement, dated as of December 13, 2023 (the “Exchange Agreement”), pursuant to which certain Investors exchanged all Series A Preferred Stock owned by such Investors for an equal number of shares of Series A-1 Preferred Stock;

WHEREAS, the Company has authorized a new series of its preferred stock titled the “Series B Convertible Preferred Stock,” par value $0.10 per share, with an initial stated value of $1,000 per share (the “Series B Preferred Stock”), in an aggregate number of 166,122 shares;

WHEREAS, (i) the Investors severally and not jointly desire to purchase from the Company, and the Company desires to issue and sell to the Investors, the number of shares of the Company’s Series B Preferred Stock set forth next to their name on Exhibit B attached hereto (the “Purchased Shares”), and (ii) those Investors which own Series A-1 Preferred Stock severally and not jointly desire to exchange all of the shares of Series A-1 Preferred Stock of the Company owned by them (the “Exchanged Shares”), with each Exchanged Share exchanged for 1.1572122 shares of Series B Preferred Stock (the “Exchange Shares” and such exchange, the “Exchange”), in each case, as set forth next to their name on Exhibit B attached hereto and on the terms hereinafter set forth;

WHEREAS, the Investors participating in the Exchange and the Company intend that the Exchange qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(E) of the Code and a reclassification within the meaning of Rule 16b-7 promulgated under the Exchange Act; and

WHEREAS, at the Closing, as a condition of and inducement to the Investors’ willingness to enter into this Agreement, (a) the Company and the Investors will enter into the Registration Rights Agreement, and (b) the Company and the Investors will each enter into a Voting Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

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ARTICLE I

PURCHASE, SALE and exchange OF SHARES

Section 1.1            Purchase, Sale and Exchange. On the terms set forth in this Agreement and subject to the satisfaction (or, to the extent permitted by applicable law, waiver by the party entitled to the benefit thereof) of the conditions set forth in Article V, at the Closing, (a) the Investors shall purchase, and the Company shall issue, sell, convey and deliver to the Investors, the Purchased Shares, with a stated value of $1,000 per share, free and clear of any liens, pledges, mortgages, security interests or other encumbrances or charges of any kind (other than Permitted Liens) for an aggregate purchase price of $45,000,000 and for an individual purchase price set forth opposite the name of such Investor on Exhibit B under the heading “Applicable Purchase Price for the Purchased Shares” (the “Applicable Purchase Price”), (b) the Investors participating in the Exchange shall exchange and deliver to the Company the Exchanged Shares, and in exchange therefor the Company hereby agrees to issue and deliver to such Investors the Exchange Shares and (c) the Company hereby agrees to issue and deliver the Additional Shares, with a stated value of $1,000 per share, free and clear of any liens, pledges, mortgages, security interests or other encumbrances or charges of any kind (other than Permitted Liens), to the Investors who have elected to receive the Additional Reimbursement in Additional Shares pursuant to Section 6.5. The Series B Preferred Stock shall have the rights, powers, preferences and privileges set forth in the Certificate of Designations (the “Certificate of Designations”) attached hereto as Exhibit C.

Section 1.2            Closing. On the terms set forth in this Agreement, the closing of the (i) issuance, sale and purchase of the Purchased Shares, (ii) the issuance of the Exchange Shares in exchange for the Exchanged Shares and (iii) the issuance of the Additional Shares (collectively, the “Closing”) shall take place remotely via the exchange of final documents and signature pages, on the date hereof or at such other times as the Company and the Investors may agree in writing. The date on which the Closing is to occur is herein referred to as the “Closing Date.”

Section 1.3            Closing Deliverables. At the Closing:

(a)               each Investor shall, severally and not jointly, (i) pay, or cause to be paid, to the Company the full amount of the Applicable Purchase Price payable by such Investor by wire transfer of immediately available funds to an account designated in writing by the Company at least two (2) Business Days prior to the Closing Date, (ii) deliver, or cause to be delivered, its respective Exchange Shares for cancellation, (iii) deliver to the Company a duly executed, valid, accurate and properly completed Internal Revenue Service Form W-9, (iv) deliver to the Company a duly executed counterpart to the Registration Rights Agreement, and (v) deliver to the Company a duly executed counterpart to the Voting Agreement; and

(b)               the Company shall (i) issue and deliver to each Investor evidence reasonably satisfactory to such Investor of the issuance of the applicable Issued Shares in the name of such Investor by book-entry on the books and records of the Company, (ii) file the Certificate of Designations with the Secretary of State of the State of Delaware and provide evidence of such filing to the Investors, (iii) deliver to the Investors a duly executed counterpart to the Registration Rights Agreement and (iv) deliver to the Investors a duly executed counterpart to the Voting Agreement.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investors as of the date of this Agreement, as of the Closing (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date) that, except as (a) as set forth in the SEC Documents (other than disclosures in the “Risk Factors” or “Forward Looking Statements” sections or similarly captioned sections of any such filings) and (b) set forth on Exhibit E (the “Disclosure Schedule”) (all such exceptions disclosed in the Disclosure Schedule being numbered to correspond to the applicable Section of this Article II, provided, however, that any such exception shall be deemed to be disclosed with respect to each other representation or warranty to which the relevance of such exception is reasonably apparent on the face of such disclosure):

Section 2.1            Organization and Power.

(a)               The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority necessary to own or lease its properties and to carry on its business as presently conducted, except (other than with respect to the Company’s valid existence and good standing) as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company is duly licensed or qualified to do business as a foreign corporation in each jurisdiction wherein the character of its property or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to be so licensed or qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)               Each of the Company’s Subsidiaries is a corporation, limited liability company, partnership or other entity validly existing and in good standing (where such concept is recognized under applicable law) under the laws of the jurisdiction of its incorporation or formation (as applicable), except, with respect only to each Subsidiary of the Company that would not constitute a Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X (17 C.F.R. Part 210)), where the failure to be so existing and in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Company’s Subsidiaries has all requisite corporate, limited liability company, partnership or other entity power and authority necessary to own or lease its properties and to carry on its business as presently conducted, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Company’s Subsidiaries is duly licensed or qualified to do business as a foreign corporation, limited liability company, partnership or other entity in each jurisdiction wherein the character of its property or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to be so licensed or qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.2            Authorization, Etc.

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(a)               The Company has all necessary corporate power and authority and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement and each other agreement contemplated hereby, and the consummation by the Company of the transactions contemplated hereby and thereby, the filing of the Certificate of Designations with the Secretary of State of the State of Delaware and for the due authorization, issuance, sale and delivery of the Purchased Shares and the Additional Shares, the issuance and delivery of the Exchange Shares and the reservation, issuance and delivery of the Conversion Shares (as defined below).

(b)               The authorization, execution, delivery and performance by the Company of this Agreement and each other agreement contemplated hereby, and the consummation by the Company of the transactions contemplated hereby and thereby, including the filing of the Certificate of Designations and the issuance of the Issued Shares and the Conversion Shares do not and will not: (i) violate or result in the breach of any provision of the Certificate of Incorporation, Bylaws and Certificate of Designations; or (ii) with such exceptions that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (x) violate any provision of, constitute a breach of, or default under, any judgment, order, writ, or decree applicable to the Company or any of its Subsidiaries or any material contract, mortgage or credit agreement to which the Company or any of its Subsidiaries is a party; (y) violate any provision of, constitute a breach of, or default under, any applicable state, federal or local law, rule or regulation; or (z) result in the creation of any liens, pledges, mortgages, security interests or other encumbrances or charges of any kind upon any assets of the Company or any of its Subsidiaries or the suspension, revocation or forfeiture of any franchise, permit or license granted by a governmental authority to the Company or any of its Subsidiaries, other than liens under federal or state securities laws.

(c)               No shareholder approval is required pursuant to the rules of the Nasdaq Stock Market in connection with the issuance of the Issued Shares or Conversion Shares. This Agreement has been, and the other agreements contemplated hereby, at the Closing will be, duly executed and delivered by the Company. Assuming due execution and delivery thereof by each of the other parties hereto or thereto, this Agreement and the other agreements contemplated hereby will each be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Company has taken all appropriate actions so that the restrictions on business combinations contained in Section 203 of the DGCL will not apply with respect to or as a result of the issuance of the Issued Shares (or the Conversion Shares) to the Investors or the Transfer thereof to its Permitted Transferees in accordance with this Agreement, without any further action on the part of the stockholders of the Company or the Board of Directors.

Section 2.3            Government Approvals. No consent, approval or authorization of, or filing with, any court or governmental authority is or will be required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement and the other agreements contemplated hereby, or in connection with the issuance of the Issued Shares and the Conversion Shares, except for (a) the filing of the Certificate of Designations and

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Certificate of Elimination (as defined below) with the Secretary of State of the State of Delaware; (b) those which have already been made or granted, including the approval of the listing of the Conversion Shares with the Nasdaq Stock Market; (c) the filing of a Form D and current report on Form 8-K with the SEC; and (d) filings with applicable state securities commissions.

Section 2.4            Authorized and Outstanding Stock.

(a)               The authorized capital stock of the Company consists of 100,000,000 shares of common stock, $0.10 par value per share (“Common Stock”), and 2,000,000 shares of preferred stock, $0.10 per value per share (“Preferred Stock”). Of such Preferred Stock, (i) no shares are designated as the Series A Preferred Stock, (ii) 100,000 shares are designated as the Series A-1 Preferred Stock and (iii) upon the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, 166,122 shares will be designated as Series B Preferred Stock. The Company does not have any other issued and outstanding shares of Preferred Stock. Following the filing of the Certificate of Elimination, no shares of Preferred Stock will be designated as Series A-1 Preferred Stock and all 100,000 shares of previously designated shares of Series A-1 Preferred Stock will return to their status as authorized Preferred Stock available for issuance.

(b)               The Company’s Quarterly Report on Form 10-Q for the three months ended October 31, 2023, as filed with the SEC on December 7, 2023, accurately sets forth as of such date (i) the shares of Common Stock held by the Company as treasury shares, (ii) the shares of Common Stock reserved for issuance upon the exercise of outstanding options to purchase Common Stock or in connection with the settlement of outstanding vested or unvested restricted stock units or performance shares awards issued pursuant to the Stock Plans or the vesting of outstanding unvested restricted stock units not issued pursuant to the Stock Plans (assuming, in the case of any awards that are subject to the attainment of performance goals, that applicable performance goals are attained at the maximum level) and (iii) the shares of Common Stock purchased by employees of the Company under the Company’s employee stock purchase plan. As of immediately prior to the date hereof, 0 shares of Series A Preferred Stock were issued and outstanding and 100,000 shares of Series A-1 Preferred Stock were issued and outstanding. As of the date hereof, there are 28,472,972 shares of Common Stock issued and outstanding.

(c)               All of the issued and outstanding shares of Common Stock and Series A-1 Preferred Stock of the Company are, and when issued in accordance with the terms hereof, the Issued Shares will be, duly authorized and validly issued and fully paid and non-assessable. The shares of Common Stock issuable upon conversion of the Issued Shares (the “Conversion Shares”) have been reserved for issuance and, when issued upon conversion thereof in accordance with the terms of the Certificate of Designations in accordance with their terms will be validly issued and fully paid and non-assessable and will not be subject to any preemptive right or any restrictions on transfer under applicable law or any contract to which the Company is a party, other than those under applicable state and federal securities and antitakeover laws, this Agreement and the Registration Rights Agreement. When issued in accordance with the terms hereof, the Issued Shares and the Conversion Shares will be free and clear of all liens (other than Permitted Liens).

(d)               Except as otherwise expressly described in this Agreement: (i) no subscription, warrant, option, convertible security or other right issued by the Company to purchase or acquire any shares of capital stock of the Company is authorized or outstanding; (ii)

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there is not any commitment of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock; (iii) the Company has no obligation to purchase, redeem or otherwise acquire any shares of its capital stock or to pay any dividend or make any other distribution in respect thereof; and (iv) there are no agreements between the Company and any holder of its capital stock relating to the acquisition, disposition or voting of the capital stock of the Company. No person or entity is entitled to any preemptive right granted by the Company with respect to the issuance of any capital stock of the Company.

Section 2.5            Subsidiaries. The Company, directly or indirectly, owns of record and beneficially, free and clear of all liens, pledges, mortgages, security interests or other encumbrances or charges of any kind, other than Permitted Liens, all of the issued and outstanding capital stock or equity interests of each of its Subsidiaries. All of the issued and outstanding capital stock or equity interests of the Company’s Subsidiaries has been duly authorized and validly issued, and in the case of corporations, is fully paid and non-assessable. There are no outstanding rights, options, warrants, preemptive rights, conversion rights, rights of first refusal or similar rights for the purchase or acquisition from any of the Company’s Subsidiaries of any securities of such Subsidiaries nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights, conversion rights or rights of first refusal.

Section 2.6            Private Placement. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 3.5 (Investment Representations), the offer and sale of the Purchased Shares, the issuance of the Additional Shares and exchange of the Exchange Shares pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

Section 2.7            SEC Documents; Financial Information. Since August 1, 2021, the Company has timely filed (a) all annual and quarterly reports and proxy statements (including all amendments, exhibits and schedules thereto) and (b) all other reports and other documents (including all amendments, exhibits and schedules thereto), in each case required to be filed by the Company with the SEC pursuant to the Exchange Act and the Securities Act except, in the case of clause (b), where the failure to file has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of their respective filing dates (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseding filing), such SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder applicable to such SEC Documents, and as of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseding filing) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the “Financial Statements”) comply as of their respective dates in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the SEC), and present fairly in all material respects as of their respective dates the consolidated financial position of the Company and its Subsidiaries as at the dates thereof and the consolidated

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results of their operations and their consolidated cash flows for each of the respective periods, all in conformity with GAAP, applied on a consistent basis during the periods involved (except as may be indicated in such Financial Statements or the notes thereto and subject, in the case of the unaudited financial statements, to normal and recurring year-end and audit adjustments). There is no transaction, arrangement or other relationship between the Company and/or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required by applicable law to be disclosed by the Company in its SEC Documents and is not so disclosed. Since July 31, 2023 through the date hereof, no event has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect. The Company satisfies the “registrant requirements” for use of Form S-3 set forth in General Instruction I.A to Form S-3 promulgated by the SEC. The Company and its Subsidiaries do not have any liabilities or obligations that would be required under GAAP, as in effect on the date of this Agreement, to be reflected on a consolidated balance sheet of the Company (accrued, absolute, contingent or otherwise), other than liabilities or obligations (i) reflected on, reserved against, or disclosed in the notes to, the Company’s most recent consolidated balance sheet included in the SEC Documents, (ii) that were incurred after the date of the Company’s most recent consolidated balance sheet included in the SEC Documents in the ordinary course of business, (iii) as expressly contemplated by this Agreement or otherwise incurred in connection with the transactions contemplated by this Agreement, (iv) that have been discharged or paid prior to the date of this Agreement, or (v) as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.8            Internal Control Over Financial Reporting. The Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the Audit Committee of the Board of Directors (a) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

Section 2.9            Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) that are designed to provide reasonable assurance that material information relating to the Company, including its Subsidiaries, that is required to be disclosed by the Company in the reports that it furnishes or files under the Exchange Act is reported within the time periods specified in the rules and forms of the SEC and that such material information is communicated to the Company’s management to allow timely decisions regarding required disclosure.

Section 2.10        Litigation. There is no litigation or governmental proceeding pending or, to the knowledge of the Company, threatened in writing, against the Company or any of its Subsidiaries or affecting any of the business, operations, properties or assets of the Company or any of its Subsidiaries which, in any such case, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency that is expressly applicable to the Company or any

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of its Subsidiaries which, in any such case, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.11        Compliance with Laws; Permits. The Company and its Subsidiaries are in compliance with all applicable laws, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries possess all permits and licenses of governmental authorities that are required to conduct their business as currently conducted, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.12        Taxes. The Company and each of its Subsidiaries has filed all Tax Returns required to be filed within the applicable periods for such filings (with due regard to any extension) and has timely paid all Taxes required to be paid (whether or not shown as due on a Tax Return), except for any such failures to file or pay that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company is not, and it has never been, a “United States real property holding corporation” within the meaning of Section 897 of the Code, and the Company has filed with the Internal Revenue Service all statements, if any, that are required under Section 1.897-2(h) of the Treasury Regulations. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. There is no deficiency for any material amount of taxes has been asserted or assessed by any governmental authority in writing against the Company or any Subsidiary, which deficiency has not been paid or resolved. There are no material audit or other proceeding by any governmental authority is currently in progress, pending or threatened in writing against the Company or any Subsidiary with respect to any taxes due from such entities. Neither the Company nor any of its Subsidiaries are currently contesting any material tax liability before any governmental authority.

Section 2.13        Employee and Labor Matters. Except where the failure to comply has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) the Company and its Subsidiaries are in compliance with all applicable laws relating to labor, employment, fair employment practices, terms and conditions of employment, and wages and hours, and with the terms of the ERISA Documents, and (b) each such ERISA Document is in compliance with all applicable requirements of ERISA. None of the Company, its Subsidiaries and their respective directors, officers, employees or agents has engaged in any transaction that would reasonably be expected to subject the Company or any of its Subsidiaries, directly or indirectly, to any tax or civil penalty that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Since January 1, 2021, there have not been any strikes, labor disputes, lockouts, slowdowns or other material labor disputes against the Company or any of its Subsidiaries pending, or to the knowledge of the Company, threatened. To the knowledge of the Company, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the execution and delivery of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby do not and will not give rise to any right of termination or any payment right under any employment or consulting agreement to which the Company or any of its Subsidiaries is a party or any right of renegotiation on the part of any union under any collective bargaining agreement by which the Company or any of its Subsidiaries is bound.

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Section 2.14        Environmental Matters. The Company and its Subsidiaries are in compliance with all applicable Requirements of Environmental Law, except where the failure to comply has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries have not received within the past three years any written notice from any Governmental Entity of any violation or alleged violation of any Requirements of Environmental Law in connection with their respective properties, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.15        Registration Rights. Except as provided in this Agreement or the Registration Rights Agreement or disclosed in the SEC Documents (including any prior registration rights agreements), the Company has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may be issued subsequently.

Section 2.16        Investment Company Act. The Company is not, and immediately after giving effect to the sale of the Purchased Shares, the issuance of the Additional Shares and the exchange of the Exchange Shares, in each case, in accordance with this Agreement and the application of the proceeds thereof, will not be required to be registered as, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.

Section 2.17        Nasdaq. As of the date hereof, the Company’s Common Stock is listed on the Nasdaq Stock Market, and no event has occurred, and the Company is not aware of any event that is reasonably likely to occur, that would result in the Common Stock being delisted from the Nasdaq Stock Market. The Company is in compliance in all material respects with applicable continued listing requirements of the Nasdaq Stock Market.

Section 2.18        Properties. Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business free and clear of any liens, pledges, mortgages, security interests or other encumbrances or charges of any kind, except, in each case, as would not reasonably be expected to result in a Material Adverse Effect, and for Permitted Liens. Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each of the Company and its Subsidiaries exclusively owns, or is validly licensed to use, or otherwise has the valid right to use, all trademarks, tradenames, copyrights, patents and other intellectual property used in, held for use in or necessary to its business as currently conducted free and clear of any liens, pledges, mortgages, security interests or other encumbrances or charges of any kind, except for Permitted Liens, and (ii) neither the use thereof, or the operation of the Company’s and its Subsidiaries businesses, by the Company and each Subsidiary infringes upon, violates or misappropriates (or has infringed upon, violated or misappropriated) the rights of any other Person. No claim or litigation regarding any trademarks, tradenames, copyrights, patents or other intellectual property owned by, used by, or held for use by the Company or its Subsidiaries (including any claims or litigations challenging the validity or enforceability thereof) is pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary of the Company that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. All (i) trademark and service mark registrations and applications, (ii) patents and patent applications,

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(iii) copyright registrations and applications, and (iv) domain name registrations, in each case, owned or purported to be owned by the Company or a Subsidiary, is subsisting, valid, and enforceable, except, individually or in the aggregate, as would not reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries have taken commercially reasonable measures to maintain and protect their right, title and interest in all intellectual property owned or purported to be owned by the Company or a Subsidiary, and the Company has maintained the confidentiality of all confidential information and trade secrets in its possession, except, in each case, as would not reasonably be expected to result in a Material Adverse Effect.

Section 2.19        Privacy and Data Security. Except as would not reasonably be expected to result in a Material Adverse Effect, (a) the Company and its Subsidiaries have established written privacy policies applicable to the collection, use, disclosure, maintenance and transmission of Personal Data, (b) each of the Company and its Subsidiaries is in compliance in all material respects with their written privacy policies, contracts which impose requirements relating to the collection, processing, storage, disclosure, disposal or other handling of Personal Data, any applicable laws relating to privacy, data protection, anti-spam, personal information and similar consumer protection laws, and any applicable industry standards which impose requirements on the collection, processing, storage, disclosure, disposal or other handling of Personal Data (collectively, the “Privacy Requirements”). Except as would not reasonably be expected to result in a Material Adverse Effect, neither the operation by the Company or any of its Subsidiaries of any its websites nor the content thereof or data processed, collected, stored or disseminated by such entity in connection therewith, violates in any material respect any applicable law regarding privacy, data protection, anti-spam, personal information and similar consumer protection laws. Since January 1, 2021, none of the Company nor any of its Subsidiaries has experienced (i) incidents of unauthorized access or other security breaches, including any loss, misuse, damage, unauthorized access, unauthorized disclosure or unauthorized use of any Personal Data, or (ii) any other event that the Company or any of its Subsidiaries required a data breach notice to any Person or Governmental Entity under Privacy Requirements, except, in each case, as would not reasonably be expected to result in a Material Adverse Effect. Except as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, the hardware, software, databases, web sites, mobile applications, servers, workstations, routers, hubs, switches, circuits, networks, communications networks, and other information technology owned, licensed, leased or otherwise used, distributed or held for use by the Company or its Subsidiaries (i) have not, within the three (3) years prior to the date of this Agreement, malfunctioned or failed in a manner that resulted in chronic or otherwise material disruptions to the operation of the business of the Company and its Subsidiaries, and (ii) are adequate for the Company’s and its Subsidiaries’ businesses as currently conducted.

Section 2.20        Insurance. As of the date of this Agreement, the insurance policies of the Company and its Subsidiaries are in full force and effect and all premiums in respect of such insurance have been timely paid except, in each case, as would not reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to result in a Material Adverse Effect, the Company believes that the insurance maintained by or on behalf of the Company and the Subsidiaries is in such amounts and against such risks as is (a) customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) adequate for the type of business conducted by the Company and its Subsidiaries.

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Section 2.21        [Reserved].

Section 2.22        No Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company, any of its Subsidiaries or the Investors for any commission, fee or other compensation as a finder or broker because of any act of the Company or any of its Subsidiaries.

Section 2.23        Illegal Payments; FCPA Violations. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since January 1, 2021, none of the Company, any of its Subsidiaries or, to the knowledge of the Company, any officer, director, employee, agent, representative or consultant acting on behalf of the Company or any of its Subsidiaries (and only in their capacities as such) has, in connection with the business of the Company: (a) unlawfully offered, paid, promised to pay, or authorized the payment of, directly or indirectly, anything of value, including money, loans, gifts, travel, or entertainment, to any Government Official with the purpose of (i) influencing any act or decision of such Government Official in his or her official capacity; (ii) inducing such Government Official to perform or omit to perform any activity in violation of his or her legal duties; (iii) securing any improper advantage; or (iv) inducing such Government Official to influence or affect any act or decision of such Governmental Entity, except, with respect to the foregoing clauses (i) through (iv), as permitted under the U.S. Foreign Corrupt Practices Act or other applicable law; (b) made any illegal contribution to any political party or candidate; (c) made, offered or promised to pay any unlawful bribe, payoff, influence payment, kickback, unlawful rebate, or other similar unlawful payment of any nature, directly or indirectly, in connection with the business of the Company, to any Person, including any supplier or customer; (d) knowingly established or maintained any unrecorded fund or asset or made any false entry on any book or record of the Company or any of its Subsidiaries for any purpose; or (e) otherwise violated the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, as amended, or any other applicable anti-corruption or anti-bribery law.

Section 2.24        Economic Sanctions. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company is not in contravention of any sanction, and has not engaged in any conduct sanctionable, under U.S. economic sanctions laws, including applicable laws administered and enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, 31 C.F.R. Part V, the Iran Sanctions Act, as amended, the Comprehensive Iran Sanctions, Accountability and Divestment Act, as amended, the Iran Threat Reduction and Syria Human Rights Act, as amended, the Iran Freedom and Counter-Proliferation Act of 2012, as amended, and any executive order issued pursuant to any of the foregoing.

Section 2.25        No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Purchased Shares, the issuance of the Additional Shares or the exchange of the Exchanged Shares for the Exchange Shares, as applicable, to be integrated with prior offerings by the Company for purposes of (i) applicable federal securities laws which would require the registration of any such securities under such laws, or (ii) any applicable shareholder approval provisions of the Nasdaq Stock Market.

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Section 2.26        Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i)(1) of the Securities Act.

Section 2.27        Accounting. Neither any transaction contemplated herein, including the offer and sale of the Purchased Shares, the issuance of the Additional Shares and the exchange of the Exchanged Shares for the Exchange Shares, nor any commission or fee contemplated herein or in any other transaction document shall be treated as compensatory for purposes of GAAP.

Section 2.28        No Additional Representations. Except for the representations and warranties made by the Company in this Article II, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to the Investors, or any of their Affiliates or representatives, with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective business, or (b) any oral or written information presented to the Investors or any of their Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of the Investors and their Affiliates to rely on the representations and warranties expressly set forth in this Article II, nor will anything in this Agreement operate to limit any claim by any Investor or any of its respective Affiliates for Fraud.

Section 2.29        No Reliance on Investor Representations. The Company acknowledges and agrees, on behalf of itself and its Affiliates, that, except for the representations and warranties contained in Article III, neither the Investors nor any other Person, makes any express or implied representation or warranty with respect to the Investors, their Affiliates or their respective businesses, operations, assets, liabilities, employees, conditions or prospects, and the Company, on behalf of itself and its Affiliates, hereby disclaims reliance upon any such other representations or warranties.

Section 2.30        Holding Period. For the purposes of Rule 144 of the Securities Act, the Company hereby acknowledges and agrees that (i) the holding period of the Exchanged Shares (and the shares of Common Stock issued pursuant to the terms of the Exchanged Shares) may be tacked onto the holding period of the Exchange Shares and (ii) it will not to take a position contrary to this Section 2.30.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor, severally and not jointly, represents and warrants to the Company as of the date of this Agreement, as of the Closing (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date), as to itself only, that:

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Section 3.1            Organization and Power. Each Investor is a limited liability company or a limited partnership, duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite limited liability company, limited partnership or other entity power and authority necessary to own its properties and to carry on its business as presently conducted.

Section 3.2            Authorization, Etc.

(a)               Each Investor has all necessary limited liability company, limited partnership or other entity power and authority and has taken all necessary actions required for the due authorization, execution, delivery and performance by such Investor of this Agreement and the other agreements contemplated hereby and the consummation by such Investor of the transactions contemplated hereby and thereby.

(b)               The authorization, execution, delivery and performance by each Investor of this Agreement and the other agreements contemplated hereby, and the consummation by such Investor of the transactions contemplated hereby and thereby do not and will not: (a) violate or result in the breach of any organizational documents of such Investor; or (b) with the exceptions that are not reasonably likely to have, individually or in the aggregate, a material adverse effect on its ability to perform its obligations under this Agreement and the other agreements contemplated hereby: (i) violate any provision of, constitute a breach of, or default under, any judgment, order, writ, or decree applicable to such Investor or any material contract to which such Investor is a party; or (ii) violate any provision of, constitute a breach of, or default under, any applicable state, federal or local law, rule or regulation.

(c)               This Agreement has been, and the other agreements contemplated hereby, at the Closing will be, duly executed and delivered by each Investor. Assuming due execution and delivery thereof by the other parties hereto or thereto, this Agreement and the other agreements contemplated hereby will each be a valid and binding obligation of each Investor enforceable against such Investor in accordance with its terms, except as the enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as the enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Section 3.3            Government Approvals. No consent, approval, license or authorization of, or filing with, any court or governmental authority is or will be required on the part of each Investor in connection with the execution, delivery and performance by such Investor of this Agreement and the other agreements contemplated hereby, except for: (a) those which have already been made or granted; (b) the filing with the SEC of a Schedule 13D or Schedule 13G to report ownership of the Issued Shares or the Conversion Shares; (c) the filing with the SEC of any filings under Section 16 of the Exchange Act; or (d) those where the failure to obtain such consent, approval or license would not have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

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Section 3.4            Title. If such Investor is participating in the Exchange, such Investor holds of record and owns beneficially all of the Exchanged Shares set forth opposite the name of such Investor on Exhibit B, free and clear of any liens (other than Permitted Liens).

Section 3.5            Investment Representations.

(a)               Each Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(b)               Each Investor has been advised by the Company that none of the Purchased Shares, the Additional Shares nor the Exchange Shares, have been registered under the Securities Act, that the Purchased Shares, the Additional Shares and the Exchange Shares will be issued on the basis of the statutory exemption provided by Section 4(a)(2) under the Securities Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws, that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Company’s reliance thereon is based in part upon the representations made by each Investor in this Agreement. Each Investor acknowledges that it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities.

(c)               Each Investor is purchasing, exchanging or electing to receive, as applicable, the Purchased Shares, the Exchange Shares and the Additional Shares for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of federal or state securities laws.

(d)               By reason of its business or financial experience, each Investor has the capacity to protect its own interest in connection with the transactions contemplated hereunder.

(e)               The Company has provided to each Investor all documents and information that such Investor has requested relating to an investment in the Company. Each Investor recognizes that investing in the Company involves substantial risks, and has taken full cognizance of and understands all of the risk factors related to the purchase, exchange or receipt, as applicable, of the Purchased Shares, the Exchange Shares or the Additional Shares. Each Investor has carefully considered and has, to the extent it believes such discussion necessary, discussed with such Investor’s professional legal, tax and financial advisers the suitability of and risks relating to an investment in the Company, and each Investor has determined that the purchase, exchange or receipt, as applicable, of the Purchased Shares, the Exchange Shares and the Additional Shares, is a suitable investment for such Investor and that it can bear the economic risk of a total loss in respect of such investment. No Investor has relied on the Company for any tax or legal advice in connection with the purchase, exchange or receipt, as applicable, of the Purchased Shares, the Exchange Shares or the Additional Shares. In evaluating the suitability of an investment in the Company, no Investor has relied upon any representations or other information relating to the Company (other than the representations and warranties of the Company expressly set forth in Article II).

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Section 3.6            No Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company, any of its Subsidiaries or any Investor for any commission, fee or other compensation as a finder or broker because of any act by each Investor.

Section 3.7            No Covered Transaction. No Investor is a Foreign Person within the meaning of 31 C.F.R. § 800.224. No Investor’s direct or indirect participation in the transaction described in this Agreement would cause such transaction to be a “covered transaction” within the meaning of 50 U.S. Code § 4565(a)(4).

Section 3.8            Financing. At the Closing, each Investor will have available funds necessary to consummate the purchase of the Purchased Shares on the terms and conditions contemplated by this Agreement. As of the date of this Agreement, such Investor is not aware of any reason why the funds sufficient to pay such Purchaser’s Applicable Purchase Price for the Purchased Shares will not be available on the Closing Date.

Section 3.9            No Additional Representations. Except for the representations and warranties made by the Investors (severally and not jointly) in this Article III, neither the Investors nor any other Person makes any express or implied representation or warranty with respect to the Investors, their Affiliates or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and the Investors, on behalf of themselves and their respective Affiliates and their respective directors, officers, employees, agents and other representatives, hereby disclaim any such other representations or warranties. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of the Company and its Affiliates to rely on the representations, warranties, covenants and agreements expressly set forth in this Article III, nor will anything in this Agreement operate to limit any claim by the Company and its Affiliates for Fraud.

Section 3.10        No Reliance. Each Investor acknowledges and agrees, on behalf of itself and its Affiliates, that, except for the representations and warranties contained in Article II, neither the Company nor any other Person, makes any express or implied representation or warranty with respect to the Company, its Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and each Investor, on behalf of itself and its Affiliates, hereby disclaims reliance upon any such other representations or warranties. In particular, without limiting the foregoing disclaimer, each Investor acknowledges and agrees, on behalf of itself and its Affiliates, that neither the Company nor any other Person, makes or has made any representation or warranty with respect to, and each Investor, on behalf of itself and its Affiliates, hereby disclaims reliance upon (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company, its Subsidiaries or their respective business, or (b) without limiting the representations and warranties made by the Company in Article II, any information presented to each Investor or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

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ARTICLE IV

COVENANTS OF THE PARTIES

Section 4.1            Board of Directors. The Investors shall have the right to nominate one director to the Board of Directors (the “Series B Director”) to the extent provided in the Certificate of Designations. In connection with the appointment of the Series B Director to the Board of Directors (to the extent not already a member of the Board of Directors), the Company shall enter into an Indemnification Agreement with the Series B Director if it has not already done so.

Section 4.2            Public Announcement. The Company shall issue a Press Release in the form attached as Exhibit F (the “Press Release”) and file a Current Report on Form 8-K with the SEC describing the material terms of the transactions contemplated by this Agreement, including the Exhibits hereto, and attaching as exhibits any documents related to such transactions as are required by SEC rules and regulations.

Section 4.3            Restrictions on Transfer.

(a)               Until the earliest of (x) one (1) year from the date hereof and (y) the Standstill Termination Date, no Investor shall Transfer any of the Exchange Shares, Purchased Shares, or the Additional Shares, as applicable (but excluding (except as set forth in the last sentence of this Section 4.3(a)), for the avoidance of doubt, any Conversion Shares), to any Person without prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed); provided, however, that, without the consent of the Company, each Investor may Transfer the Exchange Shares, Purchased Shares or the Additional Shares, as applicable (i) to a Permitted Transferee of such Investor that agrees to be bound by the terms of this Agreement (including Section 4.7) and such Investor’s Voting Agreement pursuant to a written agreement in form and substance reasonably satisfactory to the Company; (ii) in connection with bona fide financing arrangements, including, for example, pledging shares as collateral to secure a bona fide loan or other obligation, in each case entered into with a nationally recognized financial institution, and any foreclosure by such financial institution or transfer to such financial institution in lieu of foreclosure and subsequent sale of the securities; provided, however, that in the event of any foreclosure by such financial institution or transfer to such financial institution in lieu of foreclosure, (1) the transferee shall not be a Permitted Transferee of the Investor for purposes of Section 9(a) or Section 9(b) of the Certificate of Designations, (2) the transferee shall not Transfer (other than in a transaction described in the parenthetical in the last sentence of this Section 4.3(a)) such foreclosed Exchange Shares, Purchased Shares, Additional Shares or Conversion Shares to an Activist Investor; or (iii) following the date the Company commences a voluntary case under Title 11 of the United States Bankruptcy Code or any other similar insolvency laws. Notwithstanding the foregoing, until the earliest of (x) one (1) year from the date hereof, (y) the Standstill Termination Date and (z) the date the Company commences a voluntary case under Title 11 of the United States Bankruptcy Code or any other similar insolvency laws, no Investor shall Transfer any of the Exchange Shares, the Purchased Shares or the Additional Shares, as applicable, or any Conversion Shares issued upon conversion of any of the Exchange Shares, the Purchased Shares or the Additional Shares, to an Activist Investor to the extent that the identity of the transaction counterparty can be reasonably ascertained (excluding any Transfers of Conversion Shares into the public market pursuant to a bona fide, broadly distributed underwritten public

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offering or Transfers through a bona fide sale to the public, which is not directed at a particular transferee, without registration effectuated pursuant to Rule 144 under the Securities Act).

(b)               In any event, Restricted Securities shall not be Transferred except upon satisfaction of the conditions specified in Section 4.4, which conditions are intended to ensure compliance with the provisions of the Securities Act. Any attempted Transfer in violation of this Section 4.3 shall be void ab initio.

(c)               At any time between the Closing Date and the Voting Right Expiration Date, upon reasonable written notice from the Company to the Investors, the Investors will promptly provide the Company with information regarding the amount of the securities of the Company beneficially owned by each such Investor or Affiliates thereof.

Section 4.4            Restrictive Legends.

(a)               All Issued Shares and Conversion Shares (unless otherwise permitted by the provisions of Section 4.4(c)) shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

“THE OFFER AND SALE OF THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT of 1933, as amended (the “Securities Act”), AND THIS SECURITY AND SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED AS PERMITTED BY THE SUBSCRIPTION AND EXCHANGE AGREEMENT, DATED AS OF JANUARY 22, 2024.”

(b)               In addition, for so long as the Exchange Shares, the Purchased Shares, Additional Shares or the Conversion Shares are subject to the restrictions set forth in Section 4.3, each certificate representing such shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE SUBSCRIPTION AND EXCHANGE AGREEMENT, DATED AS OF JANUARY 22, 2024, BY AND AMONG THE COMPANY AND THE INVESTORS NAMED THEREIN. THE COMPANY WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF SUCH SUBSCRIPTION

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AGREEMENT, AS IN EFFECT ON THE DATE OF MAILING, WITHOUT CHARGE, PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.”

(c)               Each Investor consents to the Company making a notation on its records and giving instructions to any transfer agent of the applicable Issued Shares or the Conversion Shares in order to implement the restrictions on transfer set forth in this Section 4.4.

(d)               Prior to any proposed Transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed Transfer, the applicable Investor shall give written notice to the Company of such Investor’s intention to effect such Transfer (“Transfer Notice”). Each such notice shall describe the manner and circumstances of the proposed Transfer in sufficient detail, and shall be accompanied by either (i) an opinion of legal counsel reasonably satisfactory to the Company to the effect that the proposed Transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) any other evidence reasonably satisfactory to counsel to the Company, whereupon such Investor shall be entitled to Transfer such Restricted Securities in accordance with the Transfer Notice. Notwithstanding the foregoing, if the applicable Investor gives the Company a representation letter containing such representations as the Company may reasonably request, the Company will not require such legal opinion or such other evidence (A) in a routine sales transaction in compliance with Rule 144 under the Securities Act, or (B) in any transaction in which an Investor that is a partnership or limited liability company distributes Restricted Securities solely to its Affiliates (including affiliated fund partnerships), or partners or members of such Investor or its Affiliates for no consideration. Each certificate evidencing the Restricted Securities transferred shall bear the appropriate restrictive legend set forth in Sections 4.4(a) and (b), except that such certificate shall not bear the first such restrictive legend if such legend is not required in order to establish compliance with any provisions of the Securities Act. Upon the request of an Investor holding a certificate bearing the first such restrictive legend and, if necessary, the appropriate evidence as required by clause (i) or (ii) above, the Company shall, within two (2) Business Days of the request, remove the first such restrictive legend from such certificate and from the certificate to be issued to the applicable transferee if such legend is not required in order to establish compliance with any provisions of the Securities Act. If an Investor holds a certificate bearing the second restrictive legend, upon the written request of such Investor, the Company shall remove such restrictive legend from such certificate when the provisions of Section 4.3 are no longer applicable to the applicable shares represented by such certificate.

Section 4.5            Use of Proceeds. Subject to the terms of the Certificate of Designations (including the receipt of any required approvals thereunder), the Company shall use the proceeds from the sale of the Purchased Shares as set forth on Section 4.5 of the Disclosure Schedule.

Section 4.6            Financial Statements and Other Information.

(a)               If between the Closing Date and the Voting Right Expiration Date, the Common Stock is deregistered under the Exchange Act and the Company is no longer required to file periodic reports with the SEC, until the Voting Right Expiration Date, the Company shall deliver to each of the Investors:

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(i)                 as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, its audited consolidated (and unaudited consolidating) balance sheet and audited consolidated (and unaudited consolidating) statements of operations and comprehensive income, stockholders’ equity and cash flows as of the end of and for such fiscal year, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing to the effect that such financial statements present fairly in all material respects the financial condition, results of operations and cash flow of the Company and the Subsidiaries on a consolidated basis as of the end of and for such fiscal year in accordance with GAAP consistently applied and accompanied by a narrative management’s discussion and analysis report describing the financial position, results of operations and cash flows of the Company and the consolidated Subsidiaries; and

(ii)              as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its unaudited consolidated and consolidating balance sheet and unaudited consolidated and consolidating statements of operations and comprehensive income, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by the Chief Financial Officer of the Company (or equivalent) as presenting fairly in all material respects the financial condition, results of operations and cash flows of the Company and the Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and reduced footnote disclosures, and accompanied by a narrative management’s discussion and analysis report describing the financial position, results of operations and cash flows of the Company and the consolidated Subsidiaries;

(b)               Notwithstanding the foregoing, financial statements and other reports required to be delivered pursuant to this Section 4.6 filed by the Company with the SEC and available on EDGAR (or such other free, publicly-accessible internet database that may be established and maintained by the SEC as a substitute for or successor to EDGAR) shall be deemed to have been delivered to the Investors on the date on which the Company posts such documents to EDGAR (or such other free, publicly-accessible internet database that may be established and maintained by the SEC as a substitute for or successor to EDGAR).

(c)               Between the Closing Date and the Voting Right Expiration Date, the Investors or their representatives shall have the reasonable right to consult from time to time, but not more frequently than once per quarter, with the senior officers of the Company at its principal place of business or virtually (as determined by the Company) regarding operating and financial matters of the Company; provided that the exercise of such right does not materially interfere with the operations of the business of the Company and its Subsidiaries.

Section 4.7             Standstill. The Magnetar Investors and the White Hat Investors, severally and not jointly, agree that, until the earliest of (i) the one (1) year anniversary of the date hereof with respect to clause (b) below and, otherwise, the two (2) year anniversary of the date hereof, (ii) the occurrence of any Bankruptcy Event (as defined in the Existing Credit Agreement) and (iii)

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the occurrence of (1) an Event of Default (as defined in the Existing Credit Agreement, or any similar event under any other indebtedness for borrowed money of the Company or any Subsidiary thereof incurred as part of a refinancing of, or substitution or exchange for, the indebtedness for borrowed money under the Existing Credit Agreement, in each case, for the avoidance of doubt, after taking into account any applicable cure periods contained in the Existing Credit Agreement or the applicable credit agreement); provided, that in the event of such an Event of Default pursuant to clause (d) of the definition thereof (or any similar event under any other such indebtedness of the Company or any Subsidiary thereof for borrowed money) in respect of a failure to observe or perform a covenant, condition or agreement contained in Section 5.02 of the Existing Credit Agreement, such event must continue for at least seven (7) Business Days and not otherwise be subject to an irrevocable waiver from the Administrative Agent and Required Lenders (in each case, as defined in the Existing Credit Agreement) by such seventh (7th) Business Day to constitute a Standstill Termination Event hereunder or (2) the acceleration of the maturity of the obligations under the Existing Credit Agreement (or under any other indebtedness for borrowed money of the Company or any Subsidiary thereof incurred as part of a refinancing of, or in substitution or exchange for, the indebtedness for borrowed money under the Existing Credit Agreement) and such acceleration has not been rescinded by the requisite holders of such indebtedness for borrowed money within seven (7) Business Days following such acceleration (the earliest of (i), (ii) and (iii), the “Standstill Termination Date”), without the prior consent, invitation, or authorization of the Company or the Company’s Board of Directors, not to:

(a)                other than pursuant to clause (b) below, acquire or agree to acquire, whether by private or open market purchase, a block trade, or a tender or exchange offer, beneficial ownership of, or any economic interest in, any right to direct the voting or disposition of, or any other right with respect to any equity securities or direct or indirect rights to acquire any equity securities of the Company, any securities convertible into or exchangeable for any such equity securities, in each case solely to the extent that, after giving effect to such acquisition or transaction, either (i) the Magnetar Investors, taken together with their respective Affiliates, would beneficially own (as determined in accordance with Rule 13d-3 under the Exchange Act), in the aggregate, greater than 19.99% of the then outstanding Common Stock or (ii) the White Hat Investors, taken together with its respective Affiliates, would beneficially own (as determined in accordance with Rule 13d-3 under the Exchange Act), in the aggregate, greater than 9.99% of the then outstanding Common Stock;

(b)               enter into any options, puts, calls, swaps or other derivative or convertible instruments, hedging contracts or other derivative securities or similar contracts or instruments in any way related to the purchase or sale of Common Stock and/or price of shares of the Common Stock;

(c)                (i) make, publicly support or become a “participant” in (as such term is defined or used under the Exchange Act, other than solely by voting shares or complying with applicable reporting requirements under Section 13(d) of the Exchange Act) or by virtue of having a representative serving on the Company’s Board of Directors, any “solicitation” of “proxies” or consents (whether or not relating to the election or removal of directors), as such terms are used in the rules of the SEC (but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv) promulgated under the Exchange Act), to vote any voting securities of the Company or any securities convertible or exchangeable into or exercisable for any such voting securities, (ii) request, call or seek to call (or, for the avoidance of doubt, publicly support another Person’s request or call for) a meeting of

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the Company’s stockholders or action by written consent (or the setting of a record date therefor), other than of or by the holders of the Series B Preferred Stock voting as a separate class for the purpose of voting or consenting to the matters on which the holders of Series B Preferred Stock have the right to vote or consent to under Section 9 of the Certificate of Designations, (iii) initiate any stockholder proposal for action by the Company’s stockholders, (iv) except as contemplated by this Agreement and the Certificate of Designations, seek representation on the Board of Directors, or (v) advise, assist, knowingly encourage or direct any Person to do, or to advise, assist, knowingly encourage or direct any other Person to do, any of the foregoing prohibited actions set forth in clauses (i) through (iv); provided that nothing in this clause (c) shall restrict the voting by proxy in the ordinary course of business;

(d)               make any public announcement with respect to, offer or take any action that would reasonably be expected to require the Company to make a public announcement regarding (in each case with or without conditions, but other than a public announcement in respect of the implementation of proposals, actions or transactions approved by the Company), either alone or in concert with others, any merger, consolidation, business combination, tender or exchange offer, recapitalization, reorganization or purchase of more than 50% of the assets, properties or securities of the Company or any Subsidiary of the Company or any other extraordinary transaction involving the Company or any Subsidiary of the Company (it being understood that the foregoing shall not restrict a Person from tendering shares, receiving payment for shares or otherwise participating in any such transaction on the same basis as other stockholders of the Company); provided, that, nothing in this clause (d) is intended to prohibit the Investors’ compliance with applicable reporting requirements under Section 13(d) of the Exchange Act;

(e)                enter into any agreements, arrangements or understandings with any third party (including security holders of the Company) with respect to any of the foregoing clauses (a) through (d), including forming, joining or in any way participating in a “group” (as defined in Section 13(d)(3) of the Exchange Act) with any third party in connection with any of the foregoing (it being understood that each Investor and its Affiliates, or the Investors collectively, shall not be considered a “group” for purposes of this clause (e));

(f)                except as contemplated by this Agreement and the Certificate of Designations, request the Company or any of its Representatives, directly or indirectly, to amend or waive any provision of this Section 4.7; provided that this clause shall not prohibit the making of a confidential request to the Company seeking an amendment or waiver of the provisions of this Section 4.7, which the Company may accept or reject in its sole discretion, so long as any such request is made in a manner that does not require public disclosure thereof by any Person; or

(g)               purchase, sell or otherwise trade debt securities of the Company if as a result of such purchase, sale or trade such Investor beneficially owns 19.99% or more of the Company’s outstanding debt securities;

provided, however, that subject to the terms of Section 4.3 and the Voting Agreements, nothing in this Section 4.7 will (i) prevent the Investors’ designee serving on the board of directors of the Company from taking any action while acting in such designee’s capacity as a director of the Company in accordance with his or her fiduciary duties as a director, (ii) limit the ability to vote or transfer shares of Common Stock, privately make and submit to the Board of Directors any proposal

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that is intended to be made and submitted on a non-publicly disclosed or announced basis (and would not reasonably be expected to require public disclosure by any Person, but other than a public disclosure in respect of the implementation of proposals, actions or transactions approved by the Company), participate in rights offerings made by the Company to all holders of Common Stock, receive any dividends or similar distributions with respect to any securities of the Company, or tender shares of Common Stock into any tender or exchange offer or (iii) prohibit the Investors from complying with applicable reporting requirements under Section 13(d) of the Exchange Act.

This Section 4.7 shall supersede and replace Section 4.5 of the Subscription Agreement. Notwithstanding anything to the contrary herein, nothing in this Section 4.7 shall limit the rights of the Investors and their Affiliates under this Agreement, the Certificate of Designations, the Registration Rights Agreement, the Voting Agreement and/or the Warrant.

Section 4.8            Information; Confidentiality.

(a)               The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors and employees to not, and shall direct and use commercially reasonable efforts to cause its attorneys, representatives and agents to not, provide any Investor or their Affiliates (excluding the Investors’ designee serving on the Board of Directors of the Company) with any material non-public information under U.S. federal securities laws regarding the Company or any of its Subsidiaries if not specifically requested by such Investor or without the express prior consent of such Investor; provided that the Company shall have the ability to cure any inadvertent disclosure of material non-public information prohibited by this Section 4.8(a) by promptly making a public disclosure thereof.

(b)               Until the one year anniversary following the Voting Right Expiration Date, the Investors shall, and shall cause their respective Affiliates and Representatives who actually receive Confidential Information to, keep confidential any information (including oral, written and electronic information) concerning the Company, its Subsidiaries or its Affiliates that may be furnished to the Investor, its Affiliates or its or their respective Representatives by or on behalf of the Company or any of its Representatives pursuant to this Agreement or in connection with the transactions contemplated hereby (“Confidential Information”) and to use the Confidential Information solely for the purposes of monitoring, administering or managing the Investors’ investment in the Company made pursuant to this Agreement; provided that Confidential Information will not include information that (a) was or becomes available to the public other than as a result of a breach of any confidentiality obligation in this Agreement by an Investor or its Affiliates or their respective Representatives, (b) was or becomes available to an Investor or its Affiliates or their respective Representatives from a source other than the Company or its Representatives; provided that such source is reasonably believed by such Investor or such Affiliates not to be subject to an obligation of confidentiality (whether by agreement or otherwise), (c) at the time of disclosure is already in the possession of an Investor or its Affiliates or their respective Representatives from a source other than the Company or any of its Subsidiaries or any of their respective Representatives, (d) was independently developed by an Investor or its Affiliates or their respective Representatives without reference to, incorporation of, or other use of any Confidential Information; provided that the Investor may disclose Confidential Information (i) to its attorneys, accountants, consultants and financial and other professional advisors to the extent necessary to obtain their services in connection with its investment in the Company, (ii) to

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any Affiliate, partner, member, limited partners, prospective partners or co-investors, or related investment fund of an Investor and its Affiliates and their respective directors, officers, employees, consultants and representatives, in each case in the ordinary course of business (provided that the recipients of such confidential information are directed to abide by the confidentiality and non-disclosure obligations contained herein), (iii) as may be reasonably determined by the Investor to be necessary in connection with the Investor’s enforcement of its rights in connection with this Agreement or its investment in the Company, or (iv) as may otherwise be required by law or legal, judicial or regulatory process; and provided, further, that (x) any breach of the confidentiality and use terms herein by any Person to whom an Investor and its Permitted Transferees may disclose Confidential Information pursuant to clauses (i) and (ii) of the preceding proviso shall be attributable to such Investor for purposes of determining such Investor’s compliance with this Section 4.8, except those who have entered into a separate confidentiality or non-disclosure agreement or obligation with the Company, and (y) that such Investor takes commercially reasonable steps (at the Company’s sole expense) to minimize the extent of any required disclosure described in clause (iv) of the preceding proviso.

Section 4.9            Warrants. In the event of (a) an Optional Repurchase in connection with an Asset Sale Trigger, on each applicable Optional Repurchase Date, or (b) the consummation of each repurchase pursuant to an exercise of the Asset Sale Call Right (the “Optional Call Date”), the Company agrees to issue to each Investor whose shares of Series B Preferred Stock were redeemed pursuant to the Optional Repurchase or consummation of the repurchase pursuant to such Asset Sale Call Right, in each case, a warrant to purchase Common Stock in the form attached hereto as Exhibit H (each individually a “Warrant” and collectively the “Warrants”) representing the right of such Investor to acquire for a term of five (5) years and six (6) months from such issuance an initial amount of Common Stock representing the quotient of (x) the aggregate Liquidation Preference of shares of Series B Preferred Stock repurchased by the Company divided by (y) the Conversion Price as of such Optional Repurchase Date or the Optional Call Date, as applicable, in each case, subject to adjustments as set forth in the Warrant, and with an initial exercise price equal to the Conversion Price as of such Optional Repurchase Date or the Optional Call Date, as applicable, in each case, subject to adjustments set forth in the Warrant.

Section 4.10        Elimination of Series A-1 Preferred Stock Certificate of Designations. Promptly following the Closing, the Company shall file with the Secretary of State of the State of Delaware a Certificate of Elimination (the “Certificate of Elimination”) with respect to the Certificate of Designations of the Series A-1 Preferred Stock, and take such additional action as may be necessary to cancel the Certificate of Designations of the Series A-1 Preferred Stock and otherwise terminate the authority of the Company to issue additional shares of, and retire, the Series A-1 Preferred Stock.

Section 4.11        Termination of Prior Voting Agreement. Each Investor to the extent a party to that certain Amended and Restated Voting Agreement dated as of November 10, 2021 by and between the Company and such Investor or group of affiliated Investors, as applicable, (each, a “Prior Voting Agreement”), severally and not jointly with any other Investor, hereby agrees with the Company that effective as of the date hereof, the Prior Voting Agreement to which it is a party, including all obligations thereunder, shall terminate and be of no further force or effect in its entirety without further action by any of the parties thereto and notwithstanding Section 3 thereof or anything else to the contrary in such Prior Voting Agreement.

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Section 4.12        Efforts to Consummate. Subject to the terms and conditions herein provided, each of the parties shall use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

ARTICLE V.

Conditions to closing

Section 5.1            Conditions to the Obligations of the Company and the Investors. The respective obligations of each of the Company and the Investors to effect the Closing shall be subject to the satisfaction (or waiver, if permissible under applicable law) on or prior to the Closing Date, as applicable, of the following conditions:

(a)               no temporary or permanent order, judgment, injunction, ruling, writ or decree of any Governmental Entity (including in respect of a claim brought by a third party) shall have been enacted, promulgated, issued, entered, amended or enforced by any Governmental Entity nor shall any proceeding brought by a Governmental Entity seeking any of the foregoing be pending, or any applicable law shall be in effect enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement (“Restraints”); and

(b)               to the extent applicable, all required antitrust filings, notices and approvals shall have been made, given, or as applicable, received, and any waiting period associated therewith shall have expired or been terminated.

Section 5.2            Conditions to the Obligations of the Company to Effect the Closing. The obligations of the Company to effect the Closing shall be further subject to the satisfaction (or waiver, if permissible under applicable law) on or prior to the Closing Date of the following conditions:

(a)               the representations and warranties of the Investors contained in Article III shall be true and correct in all material respects as of the Closing Date with the same effect as though made on and as of such date (other than those representations and warranties that address matters as of particular dates, which shall be true and correct in all material respects as of such dates);

(b)               each of the Investors shall have complied with or performed in all material respects its obligations required to be complied with or performed by it pursuant to this Agreement at or prior to the Closing; and

(c)               each of the Investors shall have delivered to the Company a certificate executed by an authorized officer of such Investor stating that the conditions set forth in Sections 5.2(a) and 5.2(b) have been satisfied.

Section 5.3            Conditions to the Obligations of the Investors to Effect the Closing. The obligations of the Investors to effect the Closing shall be further subject to the satisfaction (or waiver, if permissible under applicable law) on or prior to the Closing Date of the following conditions:

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(a)               the representations and warranties of the Company contained in Article II shall be true and correct in all respects (other than for de minimis inaccuracies) as of the Closing Date with the same effect as though made on and as of such date (other than those representations and warranties that address matters as of particular dates, which shall be true and correct as of such dates);

(b)               the Company shall have complied with or performed in all material respects its obligations required to be complied with or performed by it pursuant to this Agreement at or prior to the Closing; and

(c)               the Company shall have delivered to each of the Investors the deliverables set forth in Section 1.3(b) together with a certificate executed by an authorized officer of the Company stating that the conditions set forth in Sections 5.3(a) and 5.3(b) have been satisfied.

ARTICLE VI.

MISCELLANEOUS

Section 6.1            Survival. Except in the case of Fraud, the representations and warranties of the parties contained in Article II and Article III hereof made at the Closing shall survive for twelve (12) months following the Closing. All covenants and agreements of the parties contained herein shall survive the Closing in accordance with their terms.

Section 6.2            Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts of signature pages to this Agreement may be transmitted by PDF (portable document format) or facsimile and such PDFs or facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

Section 6.3            Governing Law.

(a)               This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b)               Any dispute relating hereto shall be heard first in the Delaware Court of Chancery, and, if applicable, in any state or federal court located in of Delaware in which appeal from the Court of Chancery may validly be taken under the laws of the State of Delaware (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties agree to the exclusive jurisdiction and venue of the Chosen Courts. Such Persons further agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any proceeding arising out of this Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the foregoing Persons hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such proceeding and

25

irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such Person may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such proceeding brought in any such Chosen Court has been brought in an inconvenient forum.

(c)               Such Persons further covenant not to bring a proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court.

(d)               Process in any such proceeding may be served on any Person with respect to such Applicable Matters anywhere in the world, whether within or without the jurisdiction of any such Chosen Court. Without limiting the foregoing, each such Person agrees that service of process on such party as provided in Section 6.6 shall be deemed effective service of process on such Person.

(e)               Waiver of Jury Trial. EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 6.4            Entire Agreement; No Third Party Beneficiary; Reclassification. This Agreement, the Certificate of Designations, the Voting Agreement, the Expense Reimbursement Agreements (as defined below) and the Registration Rights Agreement contain the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement. This Agreement is not intended to confer upon any Person not a party hereto (or their successors and permitted assigns) any rights or remedies hereunder. The Exchange and the issuance of the Exchange Shares constitute a reclassification within the meaning of Rule 16b-7 promulgated under the Exchange Act.

Section 6.5            Expenses. Except as otherwise expressly provided herein or in any other transaction document, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including accounting and legal fees, shall be paid by the party incurring such fees, costs and expenses; provided, that at the Closing, the Company shall reimburse the Investors for expenses relating to the transactions contemplated hereby and other transactions between the Company and the Investors or their Affiliates (payable in cash by wire transfer of immediately available funds or by offset against the Applicable Purchase Price pursuant to Section 6.14), (a) as set forth in the (i) letter agreement dated as of September 23, 2023 between the Company and Magnetar Capital LLC, as amended to date (the “Magnetar Expense Reimbursement Agreement”) and (ii) letter agreement dated as of September 18, 2023 between the Company and White Hat Capital Partners LP, as amended to date (the “White Hat Expense Reimbursement Agreement” and, together with the Magnetar Expense Reimbursement Agreement, the “Expense Reimbursement Agreements”), and (b) in an amount equal to

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$6,400,000, which shall be paid to the Investors in an individual amount equal to such Investor’s Pro Rata Share (the “Additional Reimbursement”). The Additional Reimbursement payable to each Investor shall be payable, at the election of such Investor, in (x) immediately available funds, (y) additional shares of Series B Preferred Stock (the “Additional Shares”) which will be deemed fully paid upon issuance or (z) any combination of the foregoing. Exhibit B sets forth, with respect to each Investor who has elected to receive the Additional Reimbursement in Additional Shares, the applicable amount of Additional Shares to be issued thereto hereunder at the Closing. For the avoidance of doubt, the Additional Reimbursement is in addition to, and not in replacement of, the expense reimbursement provided for in the Expense Reimbursement Agreements. For U.S. federal income tax purposes, the parties agree that the Additional Reimbursement shall be treated as an adjustment to the purchase price of the Purchased Shares and shall not be subject to any withholding. The parties shall report in a manner consistent with such treatment.

Section 6.6            Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt, (b) if sent by nationally recognized overnight air courier, one (1) Business Day after mailing, (c) if sent by e-mail transmission, with a copy sent on the same day in the manner provided in the foregoing clause (a) or (b), when transmitted and receipt is confirmed, and (d) if otherwise actually personally delivered, when delivered, provided, that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

If to the Company, to:

Comtech Telecommunications Corp.
68 South Service Road, Suite 230

Melville, New York 11747

E-mail: don.walther@comtech.com

Attention: Don Walther

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019
E-mail: rrusso@paulweiss.com
Attention: Raphael M. Russo

If to the Investors, to the address set forth on the signature pages hereto with a copy (which shall not constitute notice) to:

Counsel to the Magnetar Investors:

Willkie Farr & Gallagher LLP

787 Seventh Avenue
New York, NY 10019-6099

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E-mail:  ehalperin@willkie.com, sewen@willkie.com
Attention: Eric Halperin, Sean Ewen

Counsel to the White Hat Investors:

Schulte Roth & Zabel LLP

919 Third Avenue
New York, NY 10022
E-mail: Eleazer.Klein@srz.com
Attention: Eleazer Klein

Section 6.7            Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may be assigned in connection with a Transfer to a Permitted Transferee permitted by Section 4.3(a)(i), subject to the terms set forth therein. No other assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto without the prior written consent of the other parties hereto. Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.

Section 6.8            Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

Section 6.9            Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each party hereto. Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

Section 6.10        Interpretation; Absence of Presumption.

(a)               For the purposes hereof: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits, and Schedules to this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; and (iv) the word “or” shall not be exclusive.

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(b)               With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

Section 6.11        Severability. Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof, provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.

Section 6.12        Specific Performance. The parties hereto agree that irreparable damage could occur and that the a party may not have any adequate remedy at law in the event that any of the provisions of this Agreement are not performed in accordance with their terms or were otherwise breached. Accordingly, each party shall without the necessity of proving the inadequacy of money damages or posting a bond be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms, provisions and covenants contained therein, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 6.13        Corporate Opportunities. Subject to the proviso set forth in the penultimate sentence of this Section 6.13, the Company, on behalf of itself and its Subsidiaries, to the fullest extent permitted by applicable law, (a) acknowledges and affirms that the Investors or their Affiliates, portfolio companies and Representatives, including the Series B Director (the “Investor Group”): (i) have participated (directly or indirectly) and will continue to participate (directly or indirectly) in private equity, venture capital and other direct investments in corporations, joint ventures, limited liability companies and other entities (“Other Investments”), including Other Investments engaged in various aspects of businesses similar to those engaged in by the Company and its Subsidiaries (and related services businesses) that may, are or will be competitive with the Company’s or any of its Subsidiaries’ businesses or that could be suitable for the Company’s or any of its Subsidiaries’ interests, (ii) do business with any client, customer, vendor or lessor of any of the Company or its Affiliates or any other Person with which any of the Company or its Affiliates has a business relationship, (iii) have interests in, participate with, aid and maintain seats on the board of directors or similar governing bodies of, or serve as officers of, Other Investments, (iv) may develop or become aware of business opportunities for Other Investments; and (v) may or will, as a result of or arising from the matters referenced in this Section 6.13, the nature of the Investor Group’s businesses and other factors, have conflicts of interest or potential conflicts of interest, (b) hereby renounces and disclaims any interest or expectancy in any business opportunity (including any Other Investments or any other opportunities that may arise in connection with the circumstances described in the foregoing clauses (a)(i) through (a)(v) (each, a “Renounced Business Opportunity”)), (c) acknowledges and affirms that no member of Investor Group, including the Series B Director, shall have any obligation to communicate or offer any Renounced Business Opportunity to the Company or any of its Subsidiaries, and any member of Investor Group may pursue a Renounced Business Opportunity and (d) waives any claim against the

29

Investor Group and each member thereof in connection with the foregoing, except, in the case of the foregoing clauses (b), (c) and (d), in the case of the Series B Director, for any such opportunity expressly offered to the Series B Director solely in his or her capacity as a director of the Company. The Company agrees that in the event that the Investor Group or any member thereof acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the Investor Group and (y) the Company or its Subsidiaries, a member of the Investor Group shall not have any duty to offer or communicate information regarding such corporate opportunity to the Company or its Subsidiaries, except in the case of the Series B Director, for any such opportunity expressly offered to the Series B Director solely in his or her capacity as a director of the Company. To the fullest extent permitted by applicable law and except as set forth in this Section 6.13, the Company hereby waives any claim against the Investor Group and each member thereof that such member or the Investor Group is liable to the Company or its stockholders for breach of any fiduciary duty solely by reason of the fact that the Investor Group or such member of the Investor Group (A) pursues or acquires any corporate opportunity for its own account or the account of any Affiliate or other person, (B) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another Person or (C) does not communicate information regarding such corporate opportunity to the Company.

Section 6.14        Net Funding. In order to simplify the cash movements in respect of (i) the payment of the purchase price set forth in Section 1.1, (ii) the reimbursement amount pursuant to the Expense Reimbursement Agreements and (iii) the Additional Reimbursement, the Company and the Investors hereby agree that, at the option of the Investors, the then-outstanding reimbursement amount payable pursuant to the Expense Reimbursement Agreements, subject to the terms of the Expense Reimbursement Agreements, and the Additional Reimbursement shall be deducted from such purchase price, whereupon, following the payment of such reduced purchase price amount, all obligations of the Investors under this Agreement in connection with its payment of such purchase price set forth in Section 1.1, shall be deemed to have been satisfied in full as if the Investors had paid the full amount of the purchase price set forth in Section 1.1 to the Company. For the avoidance of doubt, the aggregate amount reimbursable pursuant to the Expense Reimbursement Agreements (by way of deduction from the Applicable Purchase Price hereunder pursuant to this Section 6.14) at the Closing shall not exceed $800,000 in the aggregate. For the avoidance of doubt, any amount reimbursable pursuant to the Expense Reimbursement Agreements or the Additional Reimbursement not offset against the Applicable Purchase Price pursuant to this Section 6.14 shall be payable by the Company in cash by wire transfer of immediately available funds or, with respect to Additional Reimbursement payable in Additional Shares, by the issuance thereof to the applicable Investor(s).

Section 6.15        Public Announcement. Subject to each party’s disclosure obligations imposed by applicable law or the rules of any stock exchange upon which its securities are listed, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and neither the Company nor any Investor will make any such news release or public disclosure (other than the Press Release) without first consulting with the other, and, in each case, also receiving the other’s consent (which shall not be unreasonably withheld or delayed) and each party shall reasonably coordinate with the party whose consent is required with respect to any such news release or public disclosure. Notwithstanding the foregoing, this Section 6.15 shall not apply to any press release or other public statement made

30

by the Company or an Investor (a) that is consistent with prior disclosure and does not contain any information relating to the transactions that has not been previously announced or made public in accordance with the terms of this Agreement, (b) is made to its auditors, attorneys, accountants, financial advisors, limited partners or other Permitted Transferees or (c) made in accordance with Section 13(d) or Section 16 of the Exchange Act and the rules promulgated thereunder.

Section 6.16        Indemnification. In consideration of each Investor’s execution and delivery of this Agreement, and acquiring the applicable Issued Shares and, upon conversion of any Issued Shares, the Conversion Shares (collectively, the “Shares”), and without limiting any of the Company’s other obligations under this Agreement, and notwithstanding Section 6.14 of this Agreement, the Company shall defend, protect, indemnify and hold harmless each Investor and all of their shareholders, partners, affiliates, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents, managers, advisors or other representatives (including, without limitation, Magnetar Capital LLC and White Hat Capital Partners LP) and all of their respective shareholders, partners, affiliates, members, officers, directors and employees (collectively, the “Indemnitees” and each, an “Indemnitee”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees (including requests for plaintiffs’ attorneys’ fee), liabilities and damages, and reasonable and documented out-of-pocket expenses in connection herewith or in connection with the transactions contemplated hereby (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable and documented attorneys’ fees and expenses (collectively, the “Indemnified Liabilities”), actually incurred by any Indemnitee as a result of, arising out of, or relating to any cause of action, suit, claim, subpoena or other discovery request (and any appeals therefrom) brought or made against such Indemnitee, the Company or any of its affiliates (including any officers or directors of the Company or its affiliates) and arising out of, resulting from, or relating to the acquisition of the Shares, to the extent permitted under applicable law, and except for any claim asserted by the Company (other than a derivative action brought on behalf of the Company) or any claim asserted by any Indemnitee against any other Indemnitee. The Company shall not be liable for any settlement of any pending or threatened action or proceeding effected without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and the Company shall have the right to settle any pending or threatened action or proceeding in respect of which indemnity has been sought hereunder without the consent of any Indemnitee so long as any and all monetary payments in connection therewith are paid by the Company and such settlement (i) includes a provision unconditionally releasing the applicable Indemnitees from liability in respect thereof and (ii) contains no admission of liability on behalf of any Indemnitee in respect thereof.

(The next page is the signature page)

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The parties have caused this Subscription and Exchange Agreement to be executed as of the date first written above.

COMPANY

Comtech Telecommunications Corp.

By:	/s/ Michael A. Bondi
	Name:	Michael A. Bondi
	Title:	Chief Financial Officer

[Signature Page to Subscription and Exchange Agreement]

INVESTORS:

MAGNETAR STRUCTURED CREDIT FUND, LP
By: Magnetar Financial LLC, its general partner

By:	/s/ Karl Wachter
	Name:	Karl Wachter
	Title:	General Counsel

MAGNETAR LONGHORN FUND LP
By: Magnetar Financial LLC, its investment manager

By:	/s/ Karl Wachter
	Name:	Karl Wachter
	Title:	General Counsel

PURPOSE ALTERNATIVE CREDIT FUND - F LLC
By: Magnetar Financial LLC, its investment manager

By:	/s/ Karl Wachter
	Name:	Karl Wachter
	Title:	General Counsel

PURPOSE ALTERNATIVE CREDIT FUND - T LLC
By: Magnetar Financial LLC, its manager

By:	/s/ Karl Wachter
	Name:	Karl Wachter
	Title:	General Counsel

[Signature Page to Subscription and Exchange Agreement]

MAGNETAR LAKE CREDIT FUND LLC
By: Magnetar Financial LLC, its manager

By:	/s/ Karl Wachter
	Name:	Karl Wachter
	Title:	General Counsel

MAGNETAR ALPHA STAR FUND LLC
By: Magnetar Financial LLC, its manager

By:	/s/ Karl Wachter
	Name:	Karl Wachter
	Title:	General Counsel

MAGNETAR CAPITAL FUND II LP
By: Magnetar Financial LLC, its investment manager

By:	/s/ Karl Wachter
	Name:	Karl Wachter
	Title:	General Counsel

[Signature Page to Subscription and Exchange Agreement]

White Hat Strategic Partners LP
By: White Hat SP GP LLC, its General Partner

By:	/s/ Mark Quinlan
	Name:	Mark Quinlan
	Title:	Managing Member

White Hat Strategic Partners II LP
By: White Hat SP GP II LLC, its General Partner

By:	/s/ Mark Quinlan
	Name:	Mark Quinlan
	Title:	Managing Member

[Signature Page to Subscription and Exchange Agreement]

EXHIBIT A
DEFINED TERMS

1.        The following capitalized terms have the meanings indicated:

“Activist Investor” means, as of any date, any Person (other than an Investor or any of its Affiliates, as of the date hereof) that has been identified on the most recent “SharkWatch 50” list, or any publicly disclosed Affiliate funds of any Person.

“Affiliate” of any Person means any Person, directly or indirectly, Controlling, Controlled by or under common Control with such Person.

“Asset Sale Call Right” has the meaning set forth in the Certificate of Designations.

“Asset Sale Trigger” has the meaning set forth in the Certificate of Designations.

“Board of Directors” means the Company’s board of directors.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Bylaws” means the Third Amended and Restated Bylaws of the Company, dated as of September 26, 2017, as the same may be further amended, supplemented or restated.

“Certificate of Incorporation” means the Company’s Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on August 18, 2006, as the same may be further amended, supplemented or restated.

“Code” means the Internal Revenue Code of 1986, as amended.

“Control” (including its correlative meanings “under common Control with,” “Controlled by” and “Controlling”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.

“Conversion Price” has the meaning set forth in the Certificate of Designations.

“DGCL” means the General Corporation Law of the State of Delaware (as amended from time to time).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Documents” means all material “employment benefit plans” as defined in Section 3(3) of ERISA that are maintained or sponsored by the Company or its Subsidiaries for

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the benefit of their respective current or former employees and with respect to which the Company or its Subsidiaries have any liability.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Credit Agreement” has the meaning set forth in the Certificate of Designations.

“Fraud” means actual, not constructive, common law fraud (under the laws of the State of Delaware), committed with scienter, in the making of the representations and warranties expressly given in this Agreement.

“GAAP” means generally accepted accounting principles as in effect in the United States.

“Government Official” means any officer or employee of a foreign governmental authority or any department, agency, or instrumentality thereof, or of a public international organization, or any person acting in an official capacity for or on behalf of any such foreign governmental authority or department, agency, or instrumentality, or for or on behalf of any such public international organization, or any political party, party official, or candidate thereof, excluding officials of the governments of the United States, the several states thereof, any local subdivision of any of them or any agency, department or unit of any of the foregoing.

“Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any court, tribunal, arbitrator, administrative agency, commission or other governmental official, authority or instrumentality.

“Hazardous Substance” means any waste, substance, product or material defined or regulated as “hazardous” or “toxic” by any applicable law, rule, regulation or order described in the definition of “Requirements of Environmental Law,” including petroleum and any fraction thereof, and any radioactive materials and waste.

“Indemnification Agreement” means the Indemnification Agreement between the Company and the Series B Director in substantially the form attached as Exhibit 10(k) to the Company’s Annual Report on Form 10-K for the for the fiscal year ended July 31, 2023.

“Investment Company Act” mean the Investment Company Act of 1940, as amended.

“Issued Shares” means, collectively, the Purchased Shares, the Exchange Shares and the Additional Shares.

“Liquidation Preference” has the meaning set forth in the Certificate of Designations.

“Magnetar Investors” means Magnetar Structured Credit Fund, LP, Magnetar Longhorn Fund LP, Purpose Alternative Credit Fund - F LLC, Purpose Alternative Credit Fund -

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T LLC, Magnetar Lake Credit Fund LLC, Magnetar Alpha Star Fund LLC and Magnetar Capital Fund II LP.

“Material Adverse Effect” means a material adverse effect upon the financial condition, assets, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that any such effect resulting or arising from or relating to any of the following matters shall not be considered when determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (a) any change, development, occurrence or event affecting the industry in which the Company and its Subsidiaries operate; (b) any conditions affecting the United States general economy or the general economy in any geographic area in which the Company or its Subsidiaries operate or developments or changes therein or the financial and securities markets and credit markets in the United States or elsewhere in the world; (c) political conditions, including the continuation, occurrence, escalation, outbreak or worsening of any hostilities, war, political action, acts of terrorism, sabotage or military conflicts, whether or not pursuant to the declaration of an emergency or war; (d) any conditions resulting from the existence, occurrence, continuation or worsening of any force majeure events, including any earthquakes, floods, hurricanes, tornadoes, tropical storms, fires or other natural or manmade disasters, any epidemic, pandemic or other similar outbreak (including any non-human epidemic, pandemic or other similar outbreak) or any other national, international or regional calamity; (e) changes in any law, rule, regulation or GAAP; (f) changes in the market price or trading volume of the Common Stock or any other equity, equity-related or debt securities of the Company or its Affiliates (it being understood that the underlying circumstances, events or reasons giving rise to any such change can be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur); (g) any failure to meet any internal or public projections, forecasts, estimates or guidance for any period (it being understood that the underlying circumstances, events or reasons giving rise to any such failure can be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur); (h) the announcement, execution or delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with employees, suppliers, customers, partners, vendors or any other third Person; (i) any actions taken by, or at the written request of, the Investors; and (j) any action, suit or proceeding arising from allegations of breach of fiduciary duty or otherwise relating to this Agreement or the transactions contemplated hereby by any stockholder of the Company; provided, that any of the matters described in clauses (a), (b) or (c), will be taken into account for purposes of determining whether or not a Material Adverse Effect has occurred to the extent that such matter disproportionately and adversely affects the Company and its Subsidiaries, taken as a whole, as compared with other companies operating in the industry in which the Company and its Subsidiaries operate.

“Optional Redemption Right” has the meaning set forth in the Certificate of Designations.

“Optional Repurchase” has the meaning set forth in the Certificate of Designations.

“Optional Repurchase Date” has the meaning set forth in the Certificate of Designations.

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“Permitted Liens” means any liens incurred by the Investors or their respective Affiliates, restrictions arising under applicable federal and state securities laws, or restrictions imposed by this Agreement, the Certificate of Designations or the Registration Rights Agreement.

“Permitted Transferee” means (i) any investment fund, investment vehicle or account Controlled by any Investor or any Affiliate thereof, or (ii) any shareholder, limited partner, limited liability company member, other equityholder or Affiliate of any Investor or any such investment fund, investment vehicle or account thereof as a result of any distribution.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof.

“Personal Data” has the same meaning as “personal data,” “personal information,” or other analogous terms under Privacy Requirements, including information that allows the identification of a natural person or any data that, if it were subject to unauthorized access, would require notification under Privacy Requirements to the data subject.

“Pro Rata Share” means the product obtained by multiplying (i) $6,400,000, and (ii) a fraction, (x) the numerator of which is the sum of (A) the Applicable Purchase Price funded by such Investor to the Company and (B) the aggregate liquidation preference of Exchange Shares issued to such Investor, if any, pursuant to this Agreement and (y) the denominator of which is $160,721,222.

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement by and among the Company and the Investors, in the form attached to the Agreement as Exhibit D.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within or upon any building, structure, facility or fixture.

“Representatives” means a Persons’ Affiliates, employees, agents, consultants, accountants, attorneys or financial advisors and direct or indirect members or partners or Affiliates of the foregoing.

“Requirements of Environmental Law” means all requirements imposed by any law, rule, regulation, or order of any governmental authority which relate to (a) the environment, (b) the preservation or reclamation of natural resources, (c) the generation, management, Release or threatened Release of any Hazardous Substance, or (d) health and safety matters.

“Restricted Securities” means any equity security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such equity security will cease to be a Restricted Security upon the earliest to occur of the following events:

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(a)	such equity security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;
(b)	such equity security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such equity security ceases to constitute a “restricted security” (as defined in Rule 144); and
(c)	(i) such equity security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice; and (ii) the Company has received such certificates or other documentation or evidence as the Company may reasonably require to determine that such equity security is eligible for resale pursuant to clause (i) and the holder or beneficial owner of such equity security is not, and has not been during the immediately preceding three (3) months, an Affiliate of the Company.

“SEC” means the Securities and Exchange Commission.

“SEC Documents” means all reports, schedules, registration statements, proxy statements and other documents (including all amendments, exhibits and schedules thereto) filed by the Company with the SEC on or after January 1, 2021.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Stock” means the preferred stock of the Company titled “Series A Convertible Preferred Stock,” par value $0.10 per share.

“Series A-1 Preferred Stock” means the preferred stock of the Company titled “Series A-1 Convertible Preferred Stock,” par value $0.10 per share.

“Stock Plans” means the Company’s 2000 Stock Incentive Plan, as amended, and 2001 Employee Stock Purchase Plan.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such

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Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Tax” and “Taxes” means all federal, state, local and foreign taxes (including, without limitation, income, franchise, property, sales, withholding, payroll and employment taxes), assessments, fees or other charges imposed by any Governmental Entity, including any interest, additions to tax or penalties applicable thereto.

“Tax Return” means any return, report or similar filing (including the attached schedules) filed or required to be filed with respect to Taxes (and any amendments thereto), including any information return, claim for refund or declaration of estimated Taxes.

“Transfer” means, with respect to the applicable securities, any direct or indirect (a) sale, transfer, hypothecation, assignment, gift, bequest or disposition of such securities by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by realization upon any lien or by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings, but excluding any conversion or exchange of securities in connection with a merger or other business combination involving the Company) or (b) grant of any option, warrant or other right to purchase such securities. The term “Transferred” shall have a correlative meaning.

“Voting Agreement” means the separate Voting Agreement by and between the Company and each of the Investors, in the form attached to the Agreement as Exhibit C.

“Voting Right Expiration Date” has the meaning set forth in the Certificate of Designations.

“White Hat Investors” means White Hat Strategic Partners LP and White Hat Strategic Partners II LP.

2.       The following terms are defined in the Sections of the Agreement indicated:

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INDEX OF TERMS

Term	Section
Additional Reimbursement	6.5
Agreement	Preamble
Applicable Matters	6.3(b)
Applicable Purchase Price	1.1
Certificate of Designations	1.1
Certificate of Elimination	4.7
Chosen Court	6.3(b)
Closing	1.2
Closing Date	1.2
Common Stock	2.4(a)
Company	Preamble
Confidential Information	4.6(b)
Conversion Shares	2.4(c)
Disclosure Schedule	Article II
Exchange	Recitals
Exchange Shares	Recitals
Exchanged Shares	Recitals
Expense Reimbursement Agreement	6.5
Financial Statements	2.7
Indemnified Liabilities	6.16
Indemnitees	6.16
Investor	Preamble
Investor Group	6.13
Magnetar Expense Reimbursement Agreement	6.5
Optional Call Date	4.7
Other Investments	6.13
Preferred Stock	2.4(a)
Press Release	4.2
Prior Voting Agreement	4.9
Privacy Requirements	2.19
Purchased Shares	Recitals
Renounced Business Opportunity	6.13
Restraints	5.1(a)
Series B Director	4.1
Series B Preferred Stock	Recitals
Shares	6.16
Standstill Termination Date	4.7
Transfer Notice	4.3(d)
Warrant	4.7
Warrants	4.7
White Hat Expense Reimbursement Agreement	6.5
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Exhibit B

Investors

Investor	Purchased Shares	Applicable Purchase Price for the Purchased Shares	Exchanged Shares	Exchange Shares	Additional Shares	Issued Shares
Magnetar Structured Credit Fund, LP	10,580.70	$10,580,700.00	22,080.00	25,551.25	1,438.79	37,570.74
Magnetar Longhorn Fund LP	6,138.60	$6,138,600.00	4,880.00	5,647.19	469.32	12,255.11
Purpose Alternative Credit Fund - F LLC	3,178.50	$3,178,500.00	15,200.00	17,589.63	827.00	21,595.13
Purpose Alternative Credit Fund - T LLC	510.90	$510,900.00	2,400.00	2,777.31	130.94	3,419.15
Magnetar Lake Credit Fund LLC	5,678.40	$5,678,400.00	35,440.00	41,011.60	1,859.22	48,549.22
Magnetar Alpha Star Fund LLC	11,961.30	$11,961,300.00	-	-	476.30	12,437.60
Magnetar Capital Fund II LP	951.60	$951,600.00	-	-	37.89	989.49
White Hat Strategic Partners LP	-	-	20,000.00	23,144.24	127.49	23,271.73
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White Hat Strategic Partners II LP	6,000.00	$6,000,000.00	-	-	33.05	6,033.05
Total:	45,000.00	$45,000,000.00	100,000.00	115,721.22	5,400.00	166,121.22

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Exhibit C

Form of Certificate of Designations

C-1

Exhibit D

Form of Registration Rights Agreement

D-1

Exhibit E

Disclosure Schedule

E-1

Exhibit F

Press Release

F-1

Exhibit G

Form of Voting Agreement

G-1

Exhibit H

Form of Warrant

H-1